UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02    Results of Operations and Financial Condition

On June 22, 2017, The Hain Celestial Group, Inc. (the “Company”) issued a press release announcing financial results for its fourth quarter and fiscal year ended June 30, 2016, first quarter ended September 30, 2016, second quarter ended December 31, 2016 and third quarter ended March 31, 2017.

The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

Item 2.06    Material Impairments

On June 20, 2017, the Company and the Audit Committee of the Board of Directors of the Company concluded that, with respect to the fourth quarter of the Company’s fiscal year 2016, the Company would be required to record a non-cash impairment charge of $124.3 million, which includes a goodwill impairment charge of $84.5 million related to the Hain Daniels reporting unit within the United Kingdom segment, as well as a trademark impairment charge of $39.7 million, which relates to trademarks in both the United Kingdom and United States segments.

Management assesses the goodwill of each of its reporting units for impairment at least annually at the beginning of the fourth quarter and as “triggering” events occur that indicate that it is more likely than not that an impairment exists. The Company estimates the fair value of its reporting units using a blended analysis of the present value of discounted cash flows (i.e., an income approach) and market valuation. If the estimated fair value of the reporting unit is less than its carrying value, the Company must perform additional analysis to determine if the reporting unit’s goodwill has been impaired. In connection with its annual goodwill impairment testing, the Company determined that the carrying value of the Hain Daniels reporting unit exceeded its fair value and the additional analysis determined that an impairment existed in the fourth quarter of 2016.

Indefinite-lived intangible assets consist primarily of acquired trade names and trademarks. In connection with the trademark impairment, management first assessed qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired and measured the fair value of these assets using the relief from royalty method. This method assumes that the trade names and trademarks have value to the extent their owner is relieved from paying royalties for the benefits received. Management estimated the future revenues for the associated brands, the appropriate royalty rate and the weighted average cost of capital in making its impairment determination.

The impairment will not result in any current or future cash expenditures. For additional discussion of the impairment charge, please refer to the Company’s press release attached hereto as Exhibit 99.1.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 22, 2017, the Company announced the appointment of James Langrock as Executive Vice President and Chief Financial Officer effective June 23, 2017. Mr. Langrock, age 52, has served as Senior Vice President, Finance and Treasurer of the Company since November 2015. Prior to that, from 2008 until joining the Company, Mr. Langrock served as Executive Vice President and Chief Financial Officer of Monster Worldwide, Inc., a multi-national global online recruiting solutions company, where he oversaw all financial operations of the company, including budgeting, cost savings initiatives, mergers and acquisitions and divestitures. Previously, Mr. Langrock served in senior finance positions at Motorola, Inc., including Chief Financial Officer of Motorola’s Enterprise Mobility Division subsequent to Motorola’s acquisition of Symbol Technologies, Symbol Technologies, where he served as Head of Internal Audit and Chief Accounting Officer, and Citibank, N.A. as well as a Senior Manager at Arthur Andersen LLP.

In connection with Mr. Langrock’s appointment as Executive Vice President and Chief Financial Officer, the Company entered into a compensatory arrangement with Mr. Langrock, which provides that Mr. Langrock will receive an annual base salary of $550,000 and will be eligible to participate in (1) the Company’s Annual Incentive Program, with a target award of 100% of base salary and (2) the Company's Long Term Incentive Plan, with a target award of 100% of base salary, which will be pro-rated for the actual period of participation during the performance period and in each case, will be subject to the terms and conditions of the applicable plan. In addition, Mr. Langrock will receive an annual car allowance of $8,400, less required withholdings.

Mr. Langrock will also be subject to the Company’s form of Change in Control Agreement, as filed with the Securities and Exchange Commission on February 9, 2010, pursuant to which, in the event of Mr. Langrock’s termination from the Company in connection with a Change in Control (as defined in the agreement) of the Company, Mr. Langrock will receive two times his annual base salary in effect at the time of the Change in Control and two times the average of the annual incentive awards paid or payable to him in the three fiscal years immediately preceding the fiscal year in which the Change in Control occurs.

The Company also announced that, effective as of June 23, 2017, Pasquale Conte will no longer serve as the Company’s Executive Vice President and Chief Financial Officer and will leave the Company on June 30, 2017 to ensure an orderly transition.

A copy of the press release announcing Mr. Langrock’s appointment and Mr. Conte’s departure is attached hereto as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibit are furnished or filed as applicable herewith:

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated June 22, 2017
99.2	Press Release of The Hain Celestial Group, Inc. dated June 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: June 22, 2017

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Denise Faltischek
Name:	Denise Faltischek
Title:	Executive Vice President and General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated June 22, 2017
99.2	Press Release of The Hain Celestial Group, Inc. dated June 22, 2017